UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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IPC HEALTHCARE, INC.

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On October 1, 2015, an email with (i) a message from Mike Snow, President and CEO of Team Health Holdings, Inc. (“Team Health”), (ii) a link to a video containing the following script, and (iii) a link to the “Better Together” website containing the following information, was sent by Team Health to its employees:

(i) Email Communication

Better Together: TeamHealth + IPC

Tell us what you think.

Your feedback matters. We want to hear what you think about the TeamHealth + IPC merger. Take our Pulse Check survey, now.

•	Administrative team members click here.

•	Clinical team members click here.

Better Together

I am pleased to provide an update on the progress we have made in bringing together IPC and TeamHealth. As a reminder, the merger is not yet complete. Until then, it will be business as usual for both organizations as TeamHealth and IPC will continue to operate as two separate, legal, independent entities.

First, I would like to reiterate how excited everyone at TeamHealth is to work with the talented team at IPC. I know that together, we will create an industry leader in the hospital based and post-acute settings, with an expanded network of services and solutions that will better support our affiliated clinicians and hospital partners. As the healthcare landscape becomes more complex, we will be in a great position to learn from each other’s strengths and strategically position ourselves to make the practice of medicine more sustainable and more rewarding. Together, we will have an enhanced growth profile, which we expect will provide greater professional opportunities for everyone in the organization.

As TeamHealth employees have been visiting IPC offices around the country, it’s come as no surprise that we have heard nothing but consistent, positive feedback regarding IPC’s leaders, team members, processes, the level of professionalism you demonstrate and the pride you take in your work. Through these visits, we have learned more about IPC and how to best work together as we continue to move towards completing this merger.

IPC and TeamHealth have many great opportunities in front of us. As a combined organization, we will be able to:

1.	Share contract management best practices regarding payer rates, collections and retention.
2.	Expand the merger and acquisition activity to ensure continued growth.
3.	Begin cross-selling as a one-stop-shop with comprehensive service offerings in multiple service lines.
4.	Apply IPC’s operational knowledge of hospital medicine to enhance TeamHealth’s hospital medicine business.
5.	Apply IPC Link capabilities to TeamHealth bundled payments to better track patients in real time.
6.	Bring value to providers who are taking on risk by coordinating care across service lines.

We have already made great progress during this merger period, and I would like to share a few highlights with you about the process today. First, we recently hosted an orientation meeting with some IPC operational leaders at the TeamHealth home office in Knoxville, Tennessee, on Tuesday, September 29. This was our first opportunity to get to know each other, and after this productive face-to-face meeting, I feel even more optimistic about combining our organizations to make healthcare better together.

In terms of what you can expect on the communications front, this newsletter titled “Better Together” will be regularly distributed to both IPC and TeamHealth employees containing information around the latest happenings with this merger.

With this said, we know that many of you have questions, and we are committed to keeping you informed. Subject to regulatory restrictions, we will continue to communicate with you as soon as we have new information and as things progress. Going forward, you may anonymously submit your questions using our Better Together website, and we will do our best to respond to you in a timely manner via posting and answering the question on the website.

IPC and TeamHealth are both leaders in our industry. During this merger period and after close, our goal is to continue supporting our clinicians so you can deliver the best patient care possible. I truly believe that by drawing on the strength and the talent of both teams, we will create one of the nation’s leading healthcare organizations as we continue to provide excellent care to patients, support to physician groups and service to our hospital partners.

As always, thank you for your continued work and dedication to the future of IPC and TeamHealth.

Mike Snow

President and CEO, TeamHealth

Copyright © 2015

Unless the context requires otherwise, references to “TeamHealth,” “we,” “our,” “us” and the “Company” or “Organization” refer to Team Health Holdings, Inc., its subsidiaries and its affiliates, including its affiliated medical groups, all of which are part of the TeamHealth system. Separate subsidiaries or other affiliates of Team Health Holdings, Inc., carry out all operations and employ all employees within the TeamHealth system. The terms “clinical providers,” “TeamHealth physicians or providers,” “affiliated providers,” “our providers” or “our clinicians” and similar terms mean and include: (i) physicians and other healthcare providers who are employed by subsidiaries or other affiliated entities of Team Health Holdings, Inc., and (ii) physicians and other healthcare providers who contract with subsidiaries or other affiliated entities of Team Health Holdings, Inc. All such physicians and other healthcare providers exercise their independent professional clinical judgment when providing clinical patient care. Team Health Holdings, Inc., does not contract with physicians to provide medical services nor does it practice medicine in any way.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on September 9, 2015, IPC filed with the SEC a preliminary proxy statement on Schedule 14A. IPC will also file with the SEC and mail to its stockholders a definitive proxy statement. SECURITY HOLDERS OF IPC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders will be able to obtain the definitive proxy statement and other documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by IPC free of charge from IPC’s website (www.ipchealthcare.com) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.

(ii) Mike Snow Video Script

Hello, I am Mike Snow, President and CEO of TeamHealth. Today, I am pleased to provide an update on the progress we have made in bringing together IPC and TeamHealth. As a reminder, the merger is not yet complete. Until then, it will be business as usual for both organizations as TeamHealth and IPC will continue to operate as two separate, legal, independent entities.

First, I would like to reiterate how excited everyone at TeamHealth is to work with the talented team at IPC. I know that together, we will create an industry leader in the hospital based and post-acute settings, with an expanded network of services and solutions that will better support our affiliated clinicians and hospital partners. As the healthcare landscape becomes more complex, we will be in a great position to learn from each other’s strengths and strategically position ourselves to make the practice of medicine more sustainable and more rewarding. Together, we will have an enhanced growth profile, which we expect will provide greater professional opportunities for everyone in the organization.

As TeamHealth employees have been visiting IPC offices around the country, it’s come as no surprise that we have heard nothing but consistent, positive feedback regarding IPC’s leaders, team members, processes, the level of professionalism you demonstrate and the pride you take in your work. Through these visits, we have learned more about IPC and how to best work together as we continue to move towards completing this merger.

IPC and TeamHealth have many great opportunities in front of us. As a combined organization, we will be able to:

1.	Share contract management best practices regarding payer rates, collections and retention.
2.	Expand the merger and acquisition activity to ensure continued growth.
3.	Begin cross-selling as a one-stop-shop with comprehensive service offerings in multiple service lines.
4.	Apply IPC’s operational knowledge of hospital medicine to enhance TeamHealth’s hospital medicine business.
5.	Apply IPC Link capabilities to TeamHealth bundled payments to better track patients in real time.
6.	Bring value to providers who are taking on risk by coordinating care across service lines.

We have already made great progress during this merger period, and I would like to share a few highlights with you about the process today. First, we recently hosted an orientation meeting with some IPC operational leaders at the TeamHealth home office in Knoxville, Tennessee, on Tuesday, September 29. This was our first opportunity to get to know each other, and after this productive face-to-face meeting, I feel even more optimistic about combining our organizations to make healthcare better together.

In terms of what you can expect on the communications front, this newsletter titled “Better Together” will be regularly distributed to both IPC and TeamHealth employees containing information around the latest happenings with this merger.

With this said, we know that many of you have questions, and we are committed to keeping you informed. Subject to regulatory restrictions, we will continue to communicate with you as soon as we have new information and as things progress. Going forward, you may anonymously submit your questions through our Better Together website at www.teamhealth.com forward slash Better Together, and we will do our best to respond to you in a timely manner via posting and answering the question on the website. Please note this website is confidential and for IPC and TeamHealth providers and employees only. This website should not be shared with outside parties.

IPC and TeamHealth are both leaders in our industry. During this merger period and after close, our goal is to continue supporting our clinicians so you can deliver the best patient care possible. I truly believe that by drawing on the strength and the talent of both teams, we will create one of the nation’s leading healthcare organizations as we continue to provide excellent care to patients, support to physician groups and service to our hospital partners.

As always, thank you for your continued work and dedication to the future of IPC and TeamHealth.

(iii) Better Together Website (http://bettertogether.teamhealth.com/Better-Together.aspx)

It is with great enthusiasm that we work towards merging two leading healthcare organizations—IPC Healthcare and TeamHealth. Together, we will form one of the strongest healthcare organizations in the industry by drawing on each organization’s strengths as we continue to provide excellent care to patients, support to physician groups and service to our hospital partners.

As merger activities continue, this website will serve as a hub for news, videos from IPC and TeamHealth leaders, frequently asked questions (FAQs) and a place to submit questions. To submit an anonymous question please use the form on the Contact Us page. Or to contact us directly, please e-mail bettertogether@teamhealth.com. Questions will be directed to the IPC and TeamHealth integration team and will be answered in a timely manner on the FAQ page.

As a reminder, the merger is not yet complete. Until then, it will be business as usual for both organizations as TeamHealth and IPC will continue to operate as two separate, legal, independent entities.

Thank you for your continued work and dedication to the future of IPC and TeamHealth.

Joe Carman TeamHealth Chief Administrative Officer	Jeff Taylor IPC Healthcare Chief Operating Officer
Joe_Carman@teamhealth.com	jtaylor@ipcm.com

Additional Information and Where to Find It

This website may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on September 9, 2015, IPC filed with the SEC a preliminary proxy statement on Schedule 14A. IPC will also file with the SEC and mail to its stockholders a definitive proxy statement. SECURITY HOLDERS OF IPC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders will be able to obtain the definitive proxy statement and other documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by IPC free of charge from IPC’s website (www.ipchealthcare.com) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.

Leader Videos

Return back to this page to receive video updates from IPC and TeamHealth leaders.

Frequently Asked Questions

Find answers to frequently asked questions here. If you have submitted an anonymous question via the form or if you have emailed us directly at bettertogether@teamhealth.com, please check back to see the answer to your question on this page.

1. What is the TeamHealth and IPC merger?

•  TeamHealth announced a definitive agreement to acquire IPC Healthcare, a leading national acute hospitalist and post-acute provider organization.

•  The combination of TeamHealth and IPC Healthcare brings together two physician-centric companies to create the leading physician services organization.

•  Together with IPC Healthcare, we will create an industry leader in the hospital based and post-acute settings with an expanded network of services and solutions that will better support our affiliated clinicians and hospital partners.

•  We expect the transaction will close during the fourth quarter of 2015.

2. Why is TeamHealth acquiring IPC Healthcare?

•  Through this combination, TeamHealth will be better positioned to capitalize on key trends as the U.S. healthcare industry moves toward value based reimbursement and increased focus on post-acute care and services.

•  Together with IPC Healthcare, we will create an industry leader in the hospital based and post-acute settings with an expanded network of services and solutions that will better support our affiliated clinicians and hospital partners.

•  With 15,000 healthcare professionals nationwide, a combined TeamHealth and IPC Healthcare will be able to more effectively manage patient care and influence high quality and lower cost outcomes across the continuum of care.

3. What are the plans to integrate the two companies?

•  We are currently forming integration teams comprising leadership from both TeamHealth and IPC Healthcare to plan for the integration of our two companies.

•  We will carefully study the opportunities to combine our two companies in a manner that builds on our collective past successes, and enables us to create a great organization going forward.

•  Many of the key decisions about how we will integrate IPC Healthcare have not yet been made; however, we will approach the process of welcoming IPC Healthcare in the same way we approach all other aspects of our business—in accordance with our organizational purpose and our collaborative culture.

4. When will the transaction close? What can we expect until then?

•  We expect that the transaction will close in the fourth quarter of 2015.

•  Until then, we should remain focused on our business objectives and day to day responsibilities so that we can continue delivering compassionate, effective, efficient and safe patient care.

Additional Information and Where to Find It

This website may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on September 9, 2015, IPC filed with the SEC a preliminary proxy statement on Schedule 14A. IPC will also file with the SEC and mail to its stockholders a definitive proxy statement. SECURITY HOLDERS OF IPC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders will be able to obtain the definitive proxy statement and other documents free of charge at the SEC’s web site,www.sec.gov, and may obtain documents filed by IPC free of charge from IPC’s website (www.ipchealthcare.com) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.

Contact Us

To submit an anonymous question, please type your question in the form, and submit. Or, contact us directly, please e-mail us at bettertogether@teamhealth.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction with Team Health Holdings, Inc., including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings instituted against IPC and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in IPC’s annual report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission (the “SEC”). IPC assumes no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of IPC by Team Health Holdings, Inc. In connection with the proposed transaction, on September 9, 2015, IPC filed with the SEC a preliminary proxy statement on Schedule 14A. IPC will also file with the SEC and mail to its stockholders a definitive proxy statement. SECURITY HOLDERS OF IPC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND PROPOSED TRANSACTION. Investors and security holders will be able to obtain the definitive proxy statement and other documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by IPC free of charge from IPC’s website (www.ipchealthcare.com) under the tab “Investors” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by IPC with the SEC (when available) may be obtained from IPC free of charge by directing a request to IPC Healthcare, Inc., 4605 Lankershim Blvd., Suite 617, North Hollywood, CA 91602, Attention: Corporate Secretary or by calling (818) 766-3502.

Participants in Solicitation

IPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of IPC common stock in respect of the proposed transaction. Security holders may obtain information regarding IPC and its directors and executive officers, including their respective names, affiliations and interests, in IPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 23, 2015, and its definitive proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC. You can obtain free copies of these documents from the sources described above.